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                                                                    Exhibit 23.4

                    CONSENT OF HENWOOD ENERGY SERVICES, INC.

     In connection with the filing with the Securities and Exchange Commission on or about October 7, 1999, of Amendment No. 1 to Registration Statement on Form S-4 (the "Exchange Offer Registration Statement") of Caithness Coso Funding Corp. (the "Issuer"), Coso Finance Partners, Coso Energy Developers and Coso Power Developers, relating to the Issuer's offer to exchange any and all of its outstanding 6.80% Series A Senior Secured Notes due 2001 for its 6.80% Series B Senior Secured Notes due 2001 and any and all of its 9.05% Series A Senior Secured Notes due 2009 for its 9.05% Series B Senior Secured Notes due 2009, the undersigned hereby consents to the references to it in the prospectus (the "Prospectus") included in the Exchange Offer Registration Statement and to the inclusion of its report entitled "The Southern California Electricity Market and Price Forecast 1999-2009" dated May 20, 1999, as Exhibit B to the Prospectus.


Dated:  October 6, 1999            HENWOOD ENERGY SERVICES, INC.


                                    By /s/ Kevin Woodruff
                                      ___________________________
                                          Kevin Woodruff
                                          Principal Consultant